Exhibit 10.2

UNCONDITIONAL GUARANTY
LOAN NO. 75002

THIS UNCONDITIONAL GUARANTY, dated for reference purposes as of January 16, 2025, is executed by Safe and Green Development Corporation, a Delaware corporation, and Properties by Milk & Honey LLC, a Texas limited liability company (individually and collectively if more than one, “Guarantor”), for the benefit of Construction Loan Services II, LLC, a Washington limited liability company (“Lender”), and its successors and assigns.

RECITALS

A. Contemporaneously herewith, Sugar Phase 1, LLC, a Texas limited liability company (“Borrower”), executed a Promissory Note (the “Note”). The Note evidences a loan from Lender in the maximum principal amount of $1,092,672.75 (the “Loan”). The Loan is further governed by a Loan Agreement of even date herewith (the “Loan Agreement”).

B. The obligations of Borrower under the Note and Loan Agreement are secured by a Deed of Trust, Deed to Secure Debt, Trust Deed, or Mortgage (in each case also constituting a Security Agreement, Assignment of Contracts and Plans, Assignment of Leases and Rents, and Fixture Filing) of even date herewith, executed by Borrower, as grantor or mortgagor, in favor of Lender, as beneficiary or mortgagee (the “Security Instrument”), and recorded against the real property described therein (the “Property”).

C. The Note, Loan Agreement, Security Instrument, and any other documents that evidence, secure, or otherwise govern the Loan are referred to herein as the “Loan Documents”.

D. Lender is unwilling to make the Loan unless Guarantor agrees to provide the guaranties, representations, warranties, and covenants and other matters described in this Guaranty for the benefit of Lender.

AGREEMENT

NOW, THEREFORE, in consideration of the benefits to Guarantor of Lender’s agreement to make the Loan to Borrower, and to induce Lender to make the Loan, Guarantor agrees as provided below:

1. Material Benefit to Guarantor. Guarantor acknowledges and agrees that (a) Guarantor will receive direct financial benefits from the Loan, (b) Lender has relied on the statements and agreements contained herein in agreeing to make the Loan, and (c) Lender’s agreement to make the Loan and enter into the Loan Documents is conditioned on Guarantor’s execution of this Guaranty and Lender would not agree to make the Loan or enter into the Loan Documents without this Guaranty.

2. Unconditional Guaranty of Payment and Performance. Guarantor unconditionally, absolutely and irrevocably guarantees:

2.1 the due and punctual payment of all indebtedness payable by Borrower in connection with the Loan or under the Loan Documents (“Indebtedness”); and

2.2 the full, complete and punctual observance, performance and satisfaction of all other obligations, duties, covenants and agreements of Borrower under the Loan Agreement and the other Loan Documents; including, without limitation, Borrower’s satisfaction of all obligations with respect to the construction and completion of the project financed with proceeds of the Loan free of any claim for mechanics’, materialmen’s or any other liens, and in accordance with the Plans and Specifications (as defined in the Loan Agreement), all applicable laws and regulations, and the time periods and any other requirements set forth in the applicable Loan Documents.

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3. Rights of Lender. Guarantor agrees that Lender may deal exclusively with Borrower in all matters relating to the Loan without notice to or the approval of Guarantor. It is intended that Guarantor shall remain fully liable regardless of any act or omission by Lender that might otherwise directly or indirectly result, by operation of law or otherwise, in the discharge or release in whole or in part of Borrower, any other Guarantor, or any other person, or the discharge, release, or impairment of the Property or any other collateral now or hereafter held as security for any of the obligations under the Loan Documents (collectively, including the Property, the “Collateral”). Without limiting the generality of the foregoing, Guarantor agrees that Lender may do or fail to do any of the following one or more times, without notice to or the approval of Guarantor, and without diminishing, altering, or otherwise affecting the absolute, unconditional, and irrevocable liability of Guarantor hereunder: (a) Lender may agree with Borrower on any modification, extension, renewal, and replacement of any of the terms and conditions of the Loan Documents; (b) Lender may extend, renew, accelerate, or otherwise change the time for payment and performance of any of the obligations under the Loan Documents; (c) Lender may release Borrower, any other Guarantor, or any other person having any liability under the Loan Documents, (d) Lender may release, surrender, substitute, or exchange any of the Collateral; (e) Lender is not required to marshal assets and may direct the order or manner of sale of the Collateral as Lender may determine in its discretion; (f) Lender may apply the Collateral to the repayment of any amounts owing to Lender under the Loan Documents in any order Lender may determine in its discretion, (g) Lender may forbear from pursuing Borrower, any other Guarantor or any other person, or forbear from foreclosing or otherwise realizing upon any of the Collateral; (h) Lender may impair or fail to perfect a security interest in any of the Collateral; (i) Lender may sell the Collateral in any manner it may determine in its discretion, without notice to Guarantor and whether or not such sale is commercially reasonable. Similarly, Lender is not required to (w) notify Guarantor of Lender’s acceptance of this Guaranty; (x) notify Guarantor when Lender advances Loan proceeds, extends credit to Borrower, or pays any obligations of Borrower; (y) notify Guarantor of any default under the Loan Documents; or (z) make presentment and demand for payment, protest, or notice of demand, protest, dishonor and nonpayment.

4. Waiver of Right of Subrogation. Unless and until all Indebtedness is paid in full, Guarantor hereby waives any right of subrogation, any right to enforce any remedy Lender may have against Borrower, any other Guarantor, or any other person, and any benefit of, and the right to participate in, any of the Collateral.

5. Waiver of Right of Reimbursement. Unless and until all Indebtedness is paid in full, Guarantor hereby waives any right of reimbursement, contribution, recourse, or any other right or remedy of Guarantor against Borrower, any other Guarantor or any other person to recover amounts that Guarantor is obligated to pay under this Guaranty.

6. Waiver of Suretyship Defenses. Guarantor hereby waives any act or thing that might otherwise be deemed a legal or equitable discharge of a surety; including without limitation any defense based on any of the following: (a) the lack of diligence or any delay in enforcing, or any waiver of or failure to enforce, any right or remedy under the Loan Documents; (b) the failure or invalidity of, or any defect in, the Loan Documents; (c) any disability or other defense of Borrower, any other Guarantor, or any other person; (d) the termination from any cause whatsoever of any of the obligations under the Loan Documents, except upon payment in full of the Indebtedness; (e) the loss or impairment of any right of subrogation; (f) any modification of any of the terms and conditions of the Loan Documents in any form whatsoever and without notice to Guarantor, including without limitation the renewal, extension, compromise, acceleration or other change in time for payment or performance thereof and any increase or decrease in the rate of interest thereon; and (g) the foreclosure of the Collateral or any portion thereof; it being intended that this Guaranty shall survive the realization upon any of the Collateral, including without limitation any nonjudicial foreclosure action.

7. Anti-Deficiency and One-Form-of-Action Rules.

7.1 Guarantor understands that certain statutes, commonly referred to as “anti-deficiency” and “one form of action” rules, may prevent or inhibit a lender, after completing a non-judicial foreclosure or accepting a deed in lieu of foreclosure, from obtaining a deficiency judgment against a borrower or from collecting the amount of the deficiency from a guarantor, unless such borrower or guarantor has knowingly waived the application of such statutes and the benefits that it would otherwise receive from such statutes. This curtailment of a lender’s rights to recover a deficiency from a guarantor is based in part on the fact that a lender’s election of a non-judicial foreclosure or a deed in lieu of foreclosure from among other possible default remedies impairs or eliminates a guarantor’s rights of subrogation and reimbursement against the borrower, the collateral, or any other surety for the borrower’s obligations.

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7.2 Guarantor understands that, unless it waives the protection that such rules would ordinarily confer, these “anti-deficiency” and “one form of action” rules might provide a defense to enforcement of this Guaranty if Lender elects to proceed with a non-judicial foreclosure or to accept a deed-in-lieu of foreclosure. Nevertheless, as an inducement for Lender to make the Loan, Guarantor hereby knowingly waives, in advance, any and all of its rights to rely on the anti-deficiency and one- form-of-action rules in connection with the impairment of its subrogation rights, as a defense to this Guaranty. Guarantor hereby acknowledges and agrees that Lender may, in its sole discretion, exercise any right or remedy whatsoever that it may have against Borrower or any security held by Lender, including, without limitation, the right to foreclose upon any collateral for the Loan by judicial or non-judicial sale or to take a deed-in-lieu of foreclosure, without affecting or impairing in any way the liability of Guarantor hereunder (except to the extent that the indebtedness has been fully paid and performed), even if such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security for the Loan. Guarantor further waives any statutes that provide “fair value” protection by limiting a deficiency judgment to the difference between the property’s fair market value (or foreclosure sale price, if greater) and the amount of the obligation being foreclosed.

8. Attorneys’ Fees and Collection Expenses. Guarantor shall reimburse Lender upon demand for all reasonable costs, charges, expenses, and attorneys’ fees incurred by Lender, with or without litigation, together with interest at the default rate specified in the Note, in connection with any action taken by Lender in accordance with the terms of this Guaranty or any of the Loan Documents to protect its interests or to recover amounts owed to Lender, including, without limitation, any actions necessitated by the bankruptcy of Borrower or Guarantor or the exercise by any other creditor of Borrower or Guarantor of its right against Borrower, Guarantor, or the Collateral. Guarantor specifically acknowledges that Lender may recover its reasonable costs, charges, expenses, and attorneys’ fees in any litigation, appeal of any trial court decision, any arbitration proceeding, any action contesting or seeking to restrain, enjoin, stay or postpone the exercise of any remedy, any post-judgment collection proceedings, and any bankruptcy or other insolvency proceeding involving Borrower or Guarantor.

9. Bankruptcy and Assignment of Rights. If any payment made by Borrower is reclaimed in a bankruptcy or receivership proceeding, Guarantor shall pay to Lender the amount so reclaimed. Guarantor assigns to Lender all rights Guarantor may have in any proceeding involving Borrower under the United States Bankruptcy Code or any receivership or insolvency proceedings involving Borrower, whether or not such rights relate to this Guaranty. Such assignment shall not diminish, alter, or otherwise affect Guarantor’s liability under this Guaranty.

10. Subordination of Debt. Any debt of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness. Guarantor agrees that Guarantor shall not seek, accept, or retain for its own account any payment from Borrower on account of such subordinated debt until the entire Indebtedness has been paid in full. Any payment of such subordinated indebtedness by Borrower to Guarantor before payment in full of the Indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and promptly paid to Lender in payment of the Indebtedness.

11. Payment of Loan; Effect of Bankruptcy. This Guaranty shall terminate upon payment in full of the Indebtedness; provided that it shall be automatically reinstated if any payment is reclaimed in a bankruptcy or receivership proceeding, unless and until Guarantor pays Lender the amount so reclaimed.

12. Joint and Several Liability. The obligations of each Guarantor under this Guaranty are joint and several with, and separate, independent and distinct from, the obligations of Borrower, any other Guarantor, or any other person. If any Guarantor is an individual and resides in a community property state, then, unless such Guarantor’s obligations hereunder are otherwise limited by a specific annotation either on the first page of this Guaranty or following Guarantor’s signature below, any married person who signs this Guaranty warrants that it is an obligation incurred on behalf of his or her marital community and agrees that this Guaranty shall bind the marital community.

13. Lender’s Election of Remedies. This Guaranty may be enforced against any Guarantor without attempting to collect from Borrower, any other Guarantor or any other person, and without attempting to enforce Lender’s rights in any of the Collateral. Lender may join Guarantor in any suit in connection with the Loan Documents or proceed against Guarantor in a separate action. Lender shall have the right to exercise its remedies in such order as it determines in its sole discretion. Upon foreclosure of any of the Collateral, only the net proceeds therefrom, after deducting all charges and expenses as and to the extent allowed by applicable law, shall be applied to the reduction of the Indebtedness, and Lender shall not be required to institute or prosecute proceedings to recover any deficiency prior to enforcement of this Guaranty. At any sale of the Collateral, Lender may purchase all or any part of the Collateral and apply against the amount bid all or any portion of the Indebtedness.

14. Notices. Any notices, demands, or communications permitted or required hereunder shall be in writing and personally delivered or sent by first class mail, or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses listed below, or at such other addresses as the parties may from time to time designate in writing. All notices shall be deemed received on the date delivered, if personally delivered, or on the earlier of 3 days after mailing or the date delivery is officially recorded on the return receipt, if sent by certified or registered mail.

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15. Representations and Warranties. Guarantor represents and warrants to Lender as follows (and such representations and warranties are continuing in nature and Guarantor shall notify Lender in writing within 30 days if any representation or warranty in this Section ceases to be true):

15.1 Guarantor has a financial interest in Borrower and the financial benefits to Guarantor from the Loans constitute reasonably equivalent value for the execution of this Guaranty;

15.2 Guarantor is not insolvent and will not become insolvent as a result of this Guaranty, nor is Guarantor engaged in a business or transaction, and is not about to engage in a business or transaction, for which the property of Guarantor constitutes unreasonably small capital;

15.3 Guarantor does not intend to or believe that it will incur debts that would be beyond Guarantor’s ability to pay as such debts mature;

15.4 Guarantor has reviewed and approved, or will have an opportunity to review and approve, all of the terms and conditions of the Loan Documents;

15.5 Guarantor has established adequate means of obtaining, and will obtain from Borrower on a continuing basis, all financial and other information regarding Borrower, any other Guarantor, and the Loans, without any obligation on the part of Lender to provide any such information, now or in the future;

15.6 no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty;

15.7 this Guaranty is executed at Borrower’s request and not at the request of Lender;

15.8 Guarantor has full power, right, and authority to enter into this Guaranty;

15.9 the execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction, or decree now in effect of any government authority, or court having jurisdiction over Guarantor; (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets that may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty; (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements; or (iv) the organizational or other documents of Guarantor;

15.10 Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets or any interest therein;

15.11 no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened;

15.12 The Indebtedness guaranteed hereunder was or will be obtained exclusively for commercial and business purposes, and shall not be used for personal, family, or household purposes;

15.13 unless otherwise indicated on the financial statements provided by Guarantor to Lender, all assets disclosed in any financial statements provided by Guarantor to Lender at any time are held as the assets of that Guarantor alone, and are not held as assets of a marital community, or in any other form of joint ownership or co-tenancy;

15.14 Lender has made no representation to Guarantor as to the creditworthiness of Borrower;

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15.15 If Guarantor is an entity, Guarantor is duly formed, validly existing, and in good standing in its state of organization, has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business, and maintains an office at the address set forth below for such party;

15.16 any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof; and

15.17 this Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

16. Financial Statements. Guarantor shall deliver or cause to be delivered to Lender all of the Guarantor financial statements to be delivered in accordance with the terms of the Loan Agreement.

17. Application of Loan Proceeds. Lender shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that Guarantor’s obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.

18. Assignment. The term “Lender” shall include any subsequent holder of or participant in any of the Loan Documents. Lender may assign the Loan Documents in whole or in part and grant participations therein, without notice and without affecting Guarantor’s liability under this Guaranty. Lender may make available to any proposed assignee or participant all credit and financial data with respect to Guarantor as may be in the possession of Lender. Guarantor agrees to furnish any additional information that any proposed assignee or participant may reasonably request.

19. No Transfer of Interests without Lender’s Consent. Any Guarantor that is an entity acknowledges and agrees that the identity of such Guarantor and its shareholders, members, partners, or other equity investors and the relationship between that Guarantor and Lender; and the creditworthiness, business expertise, and financial condition of that Guarantor were material inducements upon which Lender relied in arranging the Indebtedness. Accordingly, no entity Guarantor hereunder shall, without Lender’s prior written consent, which consent shall not be unreasonably withheld, or as otherwise expressly permitted under Loan Documents, transfer any stock or other ownership interest that would cause a material change in the control of such Guarantor. Any attempted transfer without such prior written consent shall be null and void, and of no effect.

20. Independent Obligation. GUARANTOR UNDERSTANDS AND AGREES THAT (1) THE OBLIGATIONS UNDER THIS GUARANTY ARE SEPARATE AND INDEPENDENT FROM BORROWER, ANY OTHER GUARANTOR, OR ANY OTHER PERSON, AND REPRESENT AN UNCONDITIONAL, ABSOLUTE, AND IRREVOCABLE OBLIGATION ON THE PART OF GUARANTOR TO PAY THE FULL AMOUNT OF THE INDEBTEDNESS WHEN DUE; (2) LENDER IS NOT REQUIRED TO PURSUE BORROWER, ANY OTHER GUARANTOR, OR ANY OTHER PERSON, OR FORECLOSE OR REALIZE ON ALL OR ANY PORTION OF THE COLLATERAL, OR PURSUE ANY OTHER REMEDIES BEFORE DEMANDING FULL PAYMENT FROM GUARANTOR; AND (3) GUARANTOR SHALL REMAIN FULLY LIABLE UNDER THIS GUARANTY EVEN IF THE COLLATERAL IS IMPAIRED OR DISCHARGED OR BORROWER, ANY OTHER GUARANTOR, OR ANY OTHER PERSON IS DISCHARGED OR OTHERWISE RELIEVED OF LIABILITY UNDER THE LOAN DOCUMENTS.

21. Waiver of Jury Trial. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY JOINTLY AND SEVERALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP THAT IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. GUARANTOR AND LENDER EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY GIVEN.

22. Applicable Law. THIS GUARANTY WAS NEGOTIATED IN THE STATE OF WASHINGTON AND DELIVERED BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF WASHINGTON, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF WASHINGTON APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THAT STATE’S CHOICE OF LAW RULES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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23. Jurisdiction and Venue. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), LENDER AND GUARANTOR IRREVOCABLY SUBMIT TO THE NON- EXCLUSIVE JURISDICTION OF, AT LENDER’S ELECTION, (A) THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF PIERCE AND STATE OF WASHINGTON, OR (B) THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY AND STATE WHERE THE PROPERTY IS LOCATED. ADDITIONALLY, LENDER AND GUARANTOR WAIVE ANY OBJECTION THEY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.

24. Class and Collective Action Waiver. Guarantor and Lender (by its acceptance hereof) expressly agree that (i) class action and collective action procedures shall not be asserted, and will not apply, in any litigation or arbitration under this Guaranty; (ii) each will not assert class or collective action claims against the other in arbitration, court, or any other forum, either as a class member or as a representative; (iii) each shall only submit their own individual claims in litigation or arbitration and shall not bring claims against the other in any representative capacity on behalf of any other individual; and (iv) any claims by Borrower will not be joined, consolidated, or heard together with claims of any other current or former borrower of Lender.

25. Electronic Execution. The parties hereby authorize this Guaranty and any of the other Loan Documents to be signed electronically and agree that the electronic signature of a party to this Guaranty or any of the other Loan Documents shall be as valid as an original signature of such party and shall be effective to bind such party to the applicable agreement. The parties agree further that, if electronically signed, this Guaranty and any of the other Loan Documents: (i) shall be deemed to be “written” or “in writing,” (ii) may not be denied legal effect, validity, or enforceability solely because it is in electronic form, and (iii) shall constitute an electronic record within the meaning of the Electronic Records and Signatures in Commerce Act, 15 U.S.C. § 7001 et. seq. A paper copy or printout of this Guaranty or any other Loan Document signed electronically, if introduced as evidence in any proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Each party waives the right to challenge the legal effectiveness, validity, or enforceability of this the Guaranty or any other Loan Document on grounds that it was signed or is stored electronically, and no party shall contest the admissibility of true and accurate copies of any electronically signed Loan Document on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. For purposes hereof, “electronic” means relating to technology having electrical, digital, magnetic, wireless, optical, electromagnetic, or similar capabilities; “electronic signature” means an electronic symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign a record; and “electronic record” means a contract or other record created, generated, sent, communicated, received, or stored by electronic means.

26. Rules of Construction. Any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guaranty or any amendments thereto. In the event of any inconsistency between the provisions of this Guaranty and the provision of any other Loan Document, the provisions of this Guaranty govern.

27. General. Guarantor agrees as follows: (a) this Guaranty shall be binding upon and enforceable against Guarantor’s heirs, successors, and assigns; (b) this Guaranty constitutes the entire understanding between Lender and Guarantor and no course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify the terms of this Guaranty; (c) this Guaranty may be changed, modified, or supplemented only through a writing signed by Guarantor and Lender; (d) if any provision of this Guaranty is invalid, illegal or unenforceable, such provision shall be considered severed from the rest of this Guaranty and the remaining provisions shall continue in full force and effect as if the invalid provision had not been included; and (f) this Guaranty may be executed in a number of identical counterparts, all of which taken together shall be deemed to constitute a single document.

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NOTICE RE ORAL AGREEMENTS.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

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IN WITNESS WHEREOF, Guarantor hereby executes this Guaranty as of the day and year first above written.

GUARANTOR

Safe and Green Development Corporation, a Delaware corporation

By:	/s/ David Villarreal
Name:	David Villarreal
Title:	President and Chief Executive Officer

Properties by Milk & Honey LLC, a Texas limited liability company

By:	/s/ Ricardo Valdez
Name:	Ricardo Valdez
Title:	Manager

GUARANTOR’S ADDRESS:	LENDER’S ADDRESS:

Safe and Green Development Corporation	CONSTRUCTION LOAN SERVICES II, LLC
990 Biscayne Blvd	1019 39th Ave SE, Ste 220
Miami, FL 33132	Puyallup, WA 98374
Attn: Joe Neill

Properties by Milk & Honey LLC

1716 W Loop P

Palmview, Tx 78572

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